EXHIBIT 10.2

BUSINESS COOPERATION AGREEMENT

This BUSINESS COOPERATION AGREEMENT (the “Agreement”) is made as of this 28th day of February, 2008, by and between Intelligentias, Inc., a Nevada corporation (“Intelligentias”), and Datakom Gesellschaft fuer Datenkommunikation mbH, a German corporation (“Datakom”).

WHEREAS, Intelligentias is a leading provider of forensic data retention software (the “Intelligentias Software”) for telecommunications companies, Internet service providers (ISPs), businesses and law enforcement agencies;

WHEREAS, the focus of Datakom’s main business line named G-TEN is system integration and creation of products which allow for lawful interception of telecommunications for law enforcement agencies and intelligence services (the “DATAKOM/GTEN Products”)

WHEREAS, Intelligentias and Datakom desire to enter into an arrangement for the purpose of cooperatively marketing and selling the Intelligentias Software and the DATAKOM/GTEN Products (hereinafter referred to together as the “Contractual Products”); and

WHEREAS, this Agreement defines the rights and responsibilities of Intelligentias and Datakom in furthering such objectives.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Joint Marketing.

a.
The parties agree to engage in, on a case by case basis, and in any case on a non-exclusive (except as defined herein) basis, cooperative marketing efforts to promote the sale of Contractual Products as described herein.

b.
Within thirty (30) days of the date of this Agreement, the parties will develop an initial plan to jointly market and sell the Contractual Products to mutually identified customers (the “Targeted Clients”).  In addition to directly marketing and promoting the Intelligentias Software by Intelligentias and Datakom/GTEN Products by Datakom to the Targeted Clients, the parties will (a) introduce other selling opportunities to the other party’s sales force in new markets and (b) participate, when necessary, in joint sales calls with the other party.  Each of Intelligentias and Datakom shall use reasonable commercial efforts to identify sales opportunities for the services of the other party.  Should either party identify a sales opportunity for the services of the other party, the party identifying such sales opportunity shall invite, by written invitation, the other party to participate is such sales opportunity.

c.
If one party (the “Inviting Party”) invites the other party (the “Invited Party”) to a prospective client for a sales opportunity as set forth in this Section 1, and the Invited Party accepts such invitation, then, for a period of three (3) months following such introduction, the Invited Party agrees not to recommend to such prospective client any company that provides products competitive to the Inviting Party.  The parties acknowledge and agree to always represent the other party’s services in a positive manner.

d.
The parties acknowledge and agree that when jointly marketing the Contractual Products to a potential client each party is responsible for the pricing of their respective products.  At times, Intelligentias’s pricing and Datakom’s pricing may be combined in a single proposal to be presented to a potential client by either Intelligentias or Datakom.  Notwithstanding that Intelligentias’s pricing and Datakom’s pricing may be combined in an initial proposal each party will enter into a separate agreement with the client regarding the provision of their respective services and payment for their respective services unless the parties mutually agree in writing to have one party enter into a relationship with the potential client.  In the event the parties enter into one agreement with a client for the payment of the Intelligentias Software and Datakom/GTEN Products the parties will, prior to the execution of any such agreement with a potential client, mutually agree as to how each party will get paid for the provision of their software.

e.
Within ten (10) days of the date of this Agreement, Intelligentias and Datakom will each dedicate one (1) full time senior sales person/consultant to promote –the sale of the Intelligentias Software and Datakom/GTEN Products to the Targeted Clients as well as other potential clients.  Within thirty (30) days of the date of this Agreement, the Intelligentias dedicated person and the Datakom dedicated person will meet to discuss the promotion of the Intelligentias Software and Datakom/GTEN Products to the Targeted Clients.

f.
Within thirty (30) days of the date of this Agreement, the Intelligentias dedicated person and the Datakom dedicated person shall develop, on a case by case basis, a client sales presentation which discusses the benefits of both the Intelligentias Software and Datakom/GTEN Products to enable each party’s sales associates/consultants to effectively market and sell both the Intelligentias Software and Datakom/GTEN Products to Targeted Clients. In addition, the Intelligentias dedicated person and the Datakom dedicated person agree to arrange introductory meetings between Datakom sales associates/consultants (to be identified in Datakom’s sole discretion) and members of Intelligentias sales associates/consultants (to be identified in Intelligentias’s sole discretion) to explain the Intelligentias Software and Datakom/GTEN Products when appropriate and in view of a concrete project/sale activity. The parties acknowledge and agree that each party will bear its own costs related to the development of the sales presentation and introductory meetings described in this Section 1(f).   For clarification, no party should market the other party’s products or approach any Targeted Client without prior mutual agreement of the parties.

g.
Both parties agree to work together to develop the appropriate sales support literature on a case by case basis that will appropriately describe how the parties’ services work in conjunction with each other, provided, however, that such literature shall only be used following written approval by both parties.  Such collateral shall include, but not be limited to, direct mailing materials for transmission to current customers of Intelligentias and Datakom, white paper(s), sales presentations and/or case studies.  All collateral materials developed pursuant to this Section 1(g) shall contain the proprietary marks of both parties.  The parties shall have a joint ownership interest in all such collateral materials and each shall have an unlimited right and license to use, copy, modify and distribute such materials.  Each of the parties may distribute, to any of its customers, potential customers and partners, copies of any and all jointly-developed sales collateral.  The parties may also mutually agree to present together at trade shows, seminars and/or conferences at each party’s own cost and expense.

h.
The parties acknowledge and agree to mutually evaluate new technology and services that allow both parties to expand the delivery of the Intelligentias Software and other Intelligentias product offerings and the Datakom/GTEN Products and other product offerings of Datakom on a case by case basis.

2.	Exclusive Marketing Rights to G-TEN Line of Products

a.
Datakom hereby appoints Intelligentias, and Intelligentias hereby accepts such appointment, as Datakom’s exclusive representative to market the G-TEN line of products as further described on Exhibit A hereto (the “GTEN Products”) to end-users in the territories set forth on Exhibit B hereto (the “Territories”) and provide installation and maintenance services, on an as requested basis with respect the GTEN Products to end-users in the Territories.

b.
Datakom shall supply Intelligentias with copies of Datakom’s marketing materials for the GTEN Products when appropriate and on a case by case basis.  Intelligentias is authorized to make copies of the marketing materials for distribution to end-users, upon written approval of Datakom in each individual case.

c.	Datakom shall provide Intelligentias, at no cost to Intelligentias, with all modifications and enhancements to the GTEN Products which are made generally available to users of the GTEN Products.

d.
Datakom has already provided to Intelligentias, at no cost to Intelligentias, basic and advanced technical training regarding the marketing, installation, use, and maintenance of the GTEN Products.  Datakom will provide periodic technical training sessions, technical assistance, by correspondence, telephone, facsimile transmission, electronic mail, visits of Datakom personnel and other mutually agreed upon means regarding the marketing, installation, use and maintenance of the GTEN Products, whereby the means of assistance in each individual case shall be in Datakom’s own discretion.

e.
Datakom hereby grants to Intelligentias, subject to the terms and conditions contained in this Agreement, an exclusive and non-transferable license to (i) market and provide installation and maintenance services, as provided in this Agreement, with respect to the GTEN Products within the Territories and (ii) use the GTEN Products to the extent required to fulfill Intelligentias’s marketing and related services and support obligations under this Agreement.

f.
Datakom warrants that it has the right to grant to Intelligentias a license for the marketing, support and use of the GTEN Products contemplated by this Agreement. Datakom warrants that the GTEN Products will substantially conform with the functionality described in the GTEN Products technical documentation.  The foregoing warranty shall be void if any error or malfunction with respect to the GTEN Products is caused by machine malfunction, by modification not made or authorized by Datakom, or by incorrect data or procedures used by Intelligentias.  Datakom’s sole obligation with respect to any GTEN Products which does not perform as warranted will be to use its best efforts to correct, at its expense, any error by repair or replacement of the GTEN Products  Intelligentias shall make no representation or warranty concerning the GTEN Products other than those which are in all respects consistent with, and do not expand the scope of, Datakom’s representations and warranties in this Agreement. The foregoing warranties in this Section 2(f) are given in lieu of all other warranties, whether express or implied, in fact or in law, including the implied warranties of merchantability and fitness for a particular purpose.

3.
Resale.  During the Term of this Agreement, each party may order on a case by case basis computer software systems and services from the other party for resale to end-users on a non-exclusive world-wide basis.  Such resales shall be subject to the terms, conditions and restrictions as agreed between the parties in each individual case.  The parties hereby further agree that, subject to applicable law,  (i) any resales from Datakom to Intelligentias shall be governed by German Law and that any disputes arising from or in conjunction with such resale shall be referred to the courts for the administrative area in which Datakom has its statutory seat; and (ii) any resales from Intelligentias to Datakom shall be governed by the laws of the State of California, without giving effect to the choice of law principles thereof, and that any disputes arising from or in conjunction with such resale shall be referred to the state or federal courts in San Francisco or San Mateo County, California.

4.
Compensation.  Except as set forth in this Agreement or the Exhibits hereto, as full compensation for the arrangements and obligations set forth herein, Intelligentias agrees to pay Datakom two million one hundred fifty thousand United States dollars (US$2,150,000), which shall be due and payable pursuant to the Escrow Agreement, dated as of February 28, 2008, attached hereto as Exhibit C.

5.
Confidentiality. In connection with performing the services detailed in this Agreement, each party (“Discloser”) may disclose to the other (“Recipient”) certain proprietary and confidential information (“Information”), which Information shall be maintained in confidence by the Recipient in accordance with this Section 5.

a.
Recipient agrees that it shall maintain the Information in confidence and limit its use to the purposes specified in this Agreement using at least the same degree of care as it employs with respect to its own proprietary and confidential information.

b.	Discloser agrees that Recipient shall have no obligation with respect to any Information which:

(1)	is now or hereafter becomes publicly known,
(2)	is disclosed to Recipient by a third party that Recipient believes is legally entitled to disclose such information,
(3)	is known by Recipient prior to its receipt of the information,
(4)	is disclosed to a third party with the Discloser’s written consent,
(5)	is disclosed by the Discloser to a third party without the same restrictions as set forth herein,
(6)	is required to be disclosed by a court of competent jurisdiction, administrative agency or governmental body, or by law, rule or regulation, or by applicable regulatory or professional standards, or
(7)
is disclosed by Recipient in connection with any judicial or other proceeding involving the Discloser or a client and the Recipient (or any officers, directors, partners, principals or employees of the Recipient) (whether or not such proceeding involves any third parties) relating to the Recipient’s services for a client or this Agreement.

c.
Discloser shall retain title to all tangible forms of the Information, such as written documentation, delivered pursuant to this Agreement, and all copies thereof. Except as expressly provided in this Agreement, Recipient shall not copy or reproduce, in whole or in part, any Information without written authorization of Discloser.

d.
Information shall not be used by Recipient to invent, create, modify, adopt or manufacture any hardware or software or other products or services which would or could compete with or be used in lieu of the Discloser’s hardware or software or other products or services.

e.	Except as expressly provided in this Agreement, Discloser grants no other license under any copyrights, patents, trademark or trade secret by the disclosure of the Information

f.
Upon termination of this Agreement or on written request of Discloser, Recipient shall promptly return or destroy (with such destruction to be certified by the Recipient to the Discloser) all tangible Information and copies thereof, provided, however, that Recipient shall have the right to retain any summaries, analyses, notes or extracts prepared by it, which are based on or contain portions of Discloser’s Information, as evidence of this alliance as may be required by law, regulation, professional standards or reasonable business practice.

g.
Each party acknowledges that remedies at law may be inadequate to protect the other party against any actual or threatened breach of this Section 5 by a breaching party and, without prejudice to the rights and remedies otherwise available to the non-breaching party, each party agrees to the granting of injunctive relief in the non-breaching party’s favor.

6.	Term and Termination.

a.
Unless earlier terminated pursuant to this Section 6, this Agreement shall be in effect for eighteen (18) months (the “Term”) from February 28, 2008 (the “Effective Date”), subject to an automatic six (6) month renewal at the expiration of the Term unless either party notifies the other in writing at least thirty (30) days prior to the end of the Term of its election to allow the Term to expire unrenewed.

b.
Either party may terminate this Agreement for material breach upon thirty (30) days prior written notice setting forth in reasonable detail the nature of the breach, provided the breach is not remedied during such thirty day notice period.

c.
Either party may terminate this Agreement immediately upon written notice if the other party ceases conducting business in the normal course, becomes bankrupt, makes a general assignment of the benefit of creditors, suffers or permits the appointment of a custodian or receiver for any part of its business or assets, or avails itself of or becomes subject to any proceedings under any statute of any governing authority relating to bankruptcy, insolvency, or the protection of creditor’s rights, provided that with respect to any such proceeding commenced against a party without its consent or acquiescence, such right of termination shall not arise if such proceeding is dismissed or withdrawn within sixty (60) days after the commencement thereof.

d.
Termination of this Agreement will not affect preexisting proposals or contract awards.  Upon termination of this Agreement each party shall return to the other all proprietary and confidential materials and all rights and obligations under this Agreement shall terminate except for the obligations regarding confidentiality in Section 5 above which shall remain in full force and effect.

7.	Intellectual Property.

a.
The terms of this Section 7 apply to all Intellectual Property (as defined below) used or developed by either party in the course of the performance of its obligations under this Agreement (“Business Development”), it being acknowledged for purposes of clarity that in no event shall use or development under a subcontract or similar agreement constitute “Business Development” hereunder.

b.
All right, title and interest in and to any inventions, discoveries, ideas, methods, works, materials, software, know-how, information, procedures, processes, techniques, tools, designs, routines, utilities, samples, prototypes and data, including all patent, copyright, trademark, trade secret and other intellectual property rights therein (“Intellectual Property”), (i) owned or used by a party prior to the Effective Date of this Agreement, including the Intelligentias Software and the Datakom Software (ii) otherwise made, created, or developed by the party outside of this Agreement, or (iii) resulting from modifications to any of the Intellectual Property of a party described in clause (i) or (ii) made by either party in connection with this Agreement (hereafter referred to as “Background Intellectual Property”), shall remain the sole and exclusive property of such party or its licensors.  Each party hereby grants to the other party, during the term of this Agreement, a nontransferable, nonexclusive, royalty-free license to use, execute, perform, copy (as reasonably necessary), distribute, modify and make derivative works of any of its Background Intellectual Property provided by it to the other party, solely for use in connection with Business Development.  Except as expressly set forth in the preceding sentence, nothing contained in this Agreement shall be deemed to grant a party, either directly or by implication, estoppel or otherwise, any right, title or interest in any Background Intellectual Property of the other party.

c.
Neither party shall make use of any of its Background Intellectual Property which resulted from modifications to its Background Intellectual Property made by the other party or by the parties jointly for any purpose, whether during or after the Term hereof, except (i) solely for internal purposes, including training of their personnel, (ii) development in connection with Business Development, provided that any derivative work or modification thereof shall be deemed Background Intellectual Property created by the same party or parties that created it, and (iii) as the parties shall have agreed in writing in connection with joint engagements of the parties or otherwise.  The parties agree to negotiate in good faith a suitable royalty agreement should the party owning such Background Intellectual Property request of the other permission to use it for any other purposes.

d.
Ownership rights in and to all Intellectual Property conceived, made, or created solely or jointly by one or both of the parties during and as a result of the performance of work pursuant to Business Development (hereafter referred to as “Newly Created Materials”) shall vest as follows.  Except as provided below, Newly Created Materials created solely by one party shall be owned exclusively by the party so conceiving, making, or creating such Newly Created Materials (hereafter referred to as the “Inventing Party”).  In those cases in which Newly Created Materials are owned by the Inventing Party pursuant to the preceding sentence, such Inventing Party hereby grants the other party, during the Term of this Agreement, a nonexclusive, nontransferable, royalty-free, license to make, use, execute, perform, copy (as reasonably necessary), distribute, modify and make derivative works of such Newly Created Materials solely for use in connection with Business Development.  Except as provided below, Newly Created Materials created jointly by personnel of both parties shall be jointly owned by the parties.  Notwithstanding the preceding four sentences, Newly Created Materials which are modifications to or derivative works of Background Intellectual Property or individually owned Newly Created Materials, whether created solely by one party or created jointly by personnel of both parties, shall be owned exclusively by the party owning the Background Intellectual Property or individually owned Newly Created Materials forming the basis for the modifications or derivative work, it being acknowledged that application program interfaces and handshake routines shall not be deemed modifications or derivative works for the purposes of this Agreement.  The parties acknowledge that use of such Newly Created Materials described in the previous sentence shall be in accordance with subsection 7(c) above, by virtue of being Background Intellectual Property pursuant to clause (iii) of subsection 7(b) above.  With respect to Newly Created Materials owned jointly by both parties, the parties shall share all relevant information pertaining to such materials and shall decide on a case by case basis which of the parties may file and prosecute any applications, and maintain any registrations obtained, for intellectual property rights therein in the U.S. and in foreign countries.

e.	Neither party shall make use of any jointly owned Newly Created Materials for any purpose, whether during or after the term hereof, except

(i) solely for internal purposes, including training of their personnel, (ii) development in connection with Business Development, provided that any derivative work or modification thereof shall be deemed jointly owned Newly Created Materials and (iii) as the parties shall have agreed in writing in a joint proposal or otherwise in connection with joint engagements of the parties.  The parties agree to negotiate in good faith a suitable royalty agreement or revenue sharing arrangement should either party request of the other permission to use any jointly owned Newly Created Materials independently of the other.

f.
Each party warrants to the other that it possesses all rights necessary to grant the rights and licenses herein.  All Intellectual Property furnished by one party (the “Furnishing Party”) to the other party (the “Receiving Party”) for use hereunder without separate written license (“Provided Material”) shall be deemed to have been provided solely for purposes and use in connection with the collaborative effort of the parties hereunder and is so provided and/or licensed “AS IS”. THE FURNISHING PARTY MAKES NO EXPRESS OR IMPLIED WARRANTIES TO THE RECEIVING PARTY, INCLUDING THOSE OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NONINFRINGEMENT, REGARDING THE PROVIDED MATERIALS.

8.	Intellectual Property Indemnification.

a.
The Furnishing Party shall defend, indemnify and save and hold harmless (“Indemnify”) the Receiving Party from and against any and all claims, suits, proceedings or demands by third parties that the Provided Materials infringe their patent or any copyright rights, trademark, other proprietary information or misappropriate their trade secrets (“Claim”), including reasonable expenses and attorney’s fees and costs of litigation and settlement of such Claims, provided that the Receiving Party (A) promptly gives notice of such Claim to the Furnishing Party, (B) assists the Furnishing Party, at the Furnishing Party’s sole expense, with the defense or settlement of the Claim, and (C) gives the Furnishing Party full control and authority of the defense (with counsel of its own choosing) or any negotiations for settlement thereof, provided that any settlement imposing any obligation on the Receiving Party (other than an obligation which will be discharged by the Furnishing Party on the Receiving Party’s behalf) shall require the Receiving Party’s advance written consent, which consent shall not be unreasonably withheld.

b.
The Furnishing Party shall not be responsible for any Claim to the extent (A) the Claim arises out of work performed by or products or materials furnished by anyone other than the Furnishing Party, (B) the Claim relates to an infringement of the Provided Materials in combination with other products or materials furnished by anyone other than the Furnishing Party and such infringement would not have occurred except for such combination, (C) the Claim relates to an infringement arising out of a modification to the Provided Materials not performed by the Furnishing Party and such infringement would not have occurred except for such modification, (D) the Claim relates to an infringement arising out of a use of the Provided Materials in a manner not contemplated by this Agreement, or (E) the Claim relates to an infringement arising from the failure of the Receiving Party to use, or to cause such Receiving Party’s client to use, any corrections or modifications to the Provided Materials made available by the Furnishing Party, and such infringement would not have occurred except for such failure.

c.	This Section 8 states the parties’ entire liability and exclusive remedy for infringement of intellectual property of any kind.

9.
Independent Contractors.  The parties shall act as independent contractors in the performance of this Agreement. This Agreement does not create a partnership or joint venture between the parties hereto, or the relationship of employer and employee or of principal and agent, and neither party shall represent otherwise to a third party.  Neither party shall act as agent for or partner of the other party for any purpose whatsoever, and the employees of one party shall not be deemed to be employees of the other party. During the course of the Agreement, if the terms “partner” or “partnership” are used to describe the relationship between Datakom and Intelligentias, each party shall make it clear to the recipient of such description that those terms refer only to the spirit of cooperation that exists between Datakom and Intelligentias and do not describe or create a legal partnership or any responsibility by one for the obligations or liabilities of the other.

Nothing in this Agreement shall be construed to grant either party the right to make commitments of any kind for or on behalf of the other party and neither party shall have any power, right or authority to bind the other party or to assume or to create any obligation or responsibility, whether express or implied on behalf of the other party unless previously authorized by such other party in writing.

Neither party is responsible to any customer or client for the quality of services or the performance of products furnished by the other party. Each party is solely responsible for establishing the prices for its own products, services and associated deliverables. In no event shall either party, or the officers, directors, partners, principals or employees of either party be liable under or in connection with this Agreement for any claim or demand against the other, its officers, directors, partners, principals, employees, agents or representatives by any third party nor for any amounts representing loss of profit, loss of business or special, indirect, incidental, consequential or punitive damages, regardless of the form of the cause of action, whether in contract, statute or tort (including, without limitation, negligence), or otherwise.

10. Use of Names, Trademarks, etc.  Except as expressly provided in this Agreement, neither party, without the express prior written approval of the other party, shall use the trademarks, service marks or proprietary words or symbols of the other party. Notwithstanding the foregoing, nothing contained in this Agreement shall affect either party’s rights to use any trademarks, service marks or proprietary words or symbols of the other party to properly identify the goods or services of such other party to the extent otherwise permitted by applicable law or by written agreement between the parties.

11. Non-solicitation.  Neither party shall knowingly attempt or endeavor to solicit or entice away any partner, principal, employee, consultant or director (an “employee”) of the other who has been directly and substantively engaged in the performance of this Agreement, during the term of this Agreement or for a period of 12 months following termination or expiration of the last to expire thereof, nor knowingly employ or aid or assist in or procure the employment by any other person, firm or corporation of any such employee.  Where an ex-employee of either party becomes free of any covenants which may have survived the contract or relationship of employment, either party may facilitate the employment of such a person.  This provision shall not restrict the right of either party to solicit or recruit generally in the media, and shall not prohibit either party from hiring an employee of the other who answers any advertisement or who otherwise voluntarily applies for hire without having been initially personally solicited or recruited by the hiring party.  Neither party shall be in breach of this Section 11 if those responsible for the solicitation, hiring or retention of the other party’s employees were not aware of the prohibition contained in this Section 11; personnel of each party who are directly involved in this alliance shall be conclusively deemed to know of the prohibition.  The provisions of this Section 11 shall survive the termination of this Agreement for the period set forth in the first sentence of this Section 11.

12.
Affiliates.  The parties intend this Agreement to provide for global cooperation.  To such end, any affiliate of either party may act as it is permitted to act pursuant to the terms of this Agreement and, whether or not the applicable provisions refer explicitly to such party’s affiliates, be entitled in respect of such acts to all of the rights and protections accorded to such party hereunder, provided that such party will ensure that such affiliates comply, with respect to such acts, with the related obligations set forth hereunder and will be responsible for any breaches of this Agreement by such affiliates.

13.
Assignment Rights. Neither party may assign, transfer or delegate any of the rights or obligations set forth in this Agreement without the prior written consent of the other party, and any attempted assignment will be null and void.

14.
Waiver.  Any waiver of any provision of this Agreement or a delay by either party to enforce, in any one or more instances, any of the rights, terms or conditions of this Agreement is not effective unless in writing and shall not be construed as a continuing waiver nor create an expectation of nonenforcement of any such right, term, condition or any other provision except as shall be set forth explicitly in such writing.

15.
Choice of Law; Jurisdiction.   This Agreement shall be governed by the laws of the State of California, without giving effect to the choice of law principles thereof.  Any legal action or proceeding relating to this Agreement, and any other aspect of the parties’ relationship shall be instituted in a state or federal court in San Francisco or San Mateo County, California.  The parties agree to submit to the jurisdiction of, and agree that venue is proper in these courts in any such legal action or proceeding.

16.
Notice.  Any notice, consent, request or other communication made or given in accordance with this Agreement shall be in writing and shall be deemed effectively given when actually received if delivered in person, sent by internationally recognized overnight courier service, or sent by facsimile transmission or, if mailed, five business days after mailing by registered or certified mail, return receipt requested to those listed below at their following respective addresses or facsimile numbers:

       IF TO INTELLIGENTIAS:                   303 Twin Dolphin Drive
6th Floor
Redwood City, CA 94065
Telecopier:
Attn:  Luigi Caramico

       IF TO DATAKOM:                      Oskar-Messter-Strasse 16
85737 Ismaning
Germany
Telecopier:
Attn:

17.
or to such other address or addresses as a party may from time to time designate as to itself, by notice as provided herein, provided that any such notice shall be deemed effectively given only upon receipt.

18.
Entire Agreement.  This Agreement, including, without limitation, all attachments and Exhibits, constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior and contemporaneous understandings, representations, proposals, negotiations and communications, oral or written, between the parties or their representatives.  This Agreement may not be modified except in writing signed by the duly authorized representatives of the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

INTELLIGENTIAS, INC. By: /s/ Luigi Caramico Name: Luigi Caramico Title: President	DATAKOM GESELLSCHAFT FUER DATENKOMMUNIKATION MBH By: /s/ Paul Hoffman Name: Paul Hoffman Title: Managing Director

(Exhibits intentionally omitted)